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                                                                   EXHIBIT 10.16


                                                                  EXECUTION COPY

                 EMPLOYMENT AND MANAGEMENT SECURITIES AGREEMENT

              This EMPLOYMENT AND MANAGEMENT SECURITIES AGREEMENT is dated as of June 30, 2000, by and among Crescent Sleep Products Company, a Delaware corporation (the "Company"), Sleepmaster Holdings L.L.C., a New Jersey limited liability company ("Holdings"), Sleepmaster L.L.C., a New Jersey limited liability company ("Sleepmaster"), Thomas Sanfilippo (the "Executive") and Sleep Investor L.L.C., a Delaware limited liability company (the "Investor").

              WHEREAS the parties desire to enter into an agreement regarding the Class C Common and Preferred Units to be issued upon exercise of options granted pursuant to the Preferred Option Agreement and the Common Option Agreement upon terms and conditions set forth herein;

              WHEREAS, as an inducement to the Company Group to enter into this Agreement, the Executive has agreed to the provisions of this Agreement including, without limitation, Sections 3, 4 and 5;

              WHEREAS, certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investor;

              NOW, THEREFORE, the parties hereto agree as follows:

       1. Definitions. As used herein, the following terms shall have the following meanings.

              "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

              "Board" means the Company's board of directors.

              "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York, New York.

              "Cause" means (i) a material breach of the Executive's covenants under this Agreement or any other agreements with the Company or its Subsidiaries and such breach shall not have been cured within 15 days after written notice to the Executive; provided, that a breach of any of the Executive's covenants contained in Sections 3, 4 or 5 of this Agreement shall be deemed material, (ii) the commission by the Executive of a felony, a crime involving moral turpitude or other act causing material harm to the standing and reputation of the Company or any of its Subsidiaries, or (iii) the Executive's repeated wilful failure to comply with the reasonable and lawful written directives of the Board.


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              "Class A Common" means the Class A Common Units, as such term is defined in the Operating Agreement.

              "Class B Common" means the Class B Common Units, as such term is defined in the Operating Agreement.

              "Class C Common" means the Class C Common Units, as such term is defined in the Operating Agreement.

              "Common Interests" means the Class A Common, the Class B Common and the Class C Common.

              "Common Option Agreement" means the Common Unit Replacement ISO Option Agreement, dated as of the date hereof, by and between Holdings and the Executive.

              "Company Group" means the Company, Holdings, Sleepmaster and their respective Subsidiaries.

              "Disability" means the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of the Executive to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company or a Subsidiary of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

              "EBITDA" for any period, means the net income of the Company giving effect to the payment of all bonuses, determined in accordance with GAAP on a basis consistent with the 1999 audited consolidated financial statements of the Company as audited by Arthur Andersen LLP excluding (i) any effect of any acquisitions by the Company, Sleepmaster or any of their Affiliates, (ii) any noncash reversals of accruals, (iii) any gain realized upon the disposition of any property, plant and equipment not in the ordinary course of business, (iv) any extraordinary or nonrecurring gain, and (v) any interest or similar income plus to the extent reflected as an expense in the determination of net income,
(A) interest or similar expense, (B) federal, provincial or municipal/state or local income taxes, (C) depreciation and amortization of tangible and intangible property of the Company except for any depreciation or amortization recorded related to the impairment of assets acquired by Sleepmaster pursuant to the Merger Agreement, (D) any extraordinary or non-recurring losses, (E) any loss realized upon the disposition of any property, plant and equipment not in the ordinary course of business and (F) any intercompany charges.

              "Executive Securities" means the Class C Common and the Preferred Units to be issued to the Executive upon exercise of the options granted pursuant to the Common Option Agreement and the Preferred Option Agreement and will include units of Holdings' Common Interests issued with respect to Executive Securities by way of a split, dividend, combination, exchange, conversion, or other recapitalization, merger, consolidation or reorganization. Executive Securities will cease to be Executive Securities when transferred pursuant to a Qualified Public Offering or Sale of Holdings. Executive Securities will continue to be Executive Securities in the



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hands of any holder other than the Executive, including all transferees of the
Executive (except for Holdings and the Investor (or its designee)), and except as otherwise provided herein, each such other holder of Executive Securities will succeed to all rights and obligations attributable to the Executive as a holder of Executive Securities hereunder.

              "Fair Value" of each Preferred Unit shall be the Original Cost of such Preferred Unit, and the Fair Value of each unit of Class C Common means the average of the closing prices of the sales of Holdings' membership interests on all securities exchanges on which the membership interests may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the membership interests are not so listed, the average of the representative bid and asked prices quoted on the Nasdaq National Market System ("Nasdaq NMS") as of 4:00 P.M., New York time, or, if on any day the membership interests are not quoted in the Nasdaq NMS, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Value is being determined and the 20 consecutive business days prior to such day. If at any time the Class C Common is not listed on any securities exchange or quoted in the Nasdaq NMS or the over-the-counter market, the Fair Value of each unit of Class C Common shall be the fair market value of such unit as determined by Holdings' board of advisors in its good faith judgment.

              "GAAP" means U.S. generally accepted accounting principles, as in effect from time to time and as adopted by the Company with the consent of its independent public accountants, consistently applied.

              "Good Reason Event" means (i) a material breach of this Agreement by the Company, (ii) the relocation of the Executive's office more than 25 miles from Greensboro, North Carolina, or (iii) a substantial reduction by the Company of the Executive's job responsibilities which is not connected to the Executive's illness or disability (prior to a determination that the Executive has a Disability).

              "Merger Agreement" means the Agreement and Plan of Merger dated as of June 29, 2000, by and among the Company, Sleepmaster and certain other parties.

              "Operating Agreement" means the Third Amended and Restated Limited Liability Company Operating Agreement of Sleepmaster Holdings L.L.C., dated as of the date hereof, by and among Sleepmaster Holdings L.L.C. and certain other parties.

              "Original Cost" of the Executive Securities acquired pursuant to the Common Option Agreement or the Preferred Option Agreement, as the case may be, will be equal to $223.153 per unit of Class C Common and $1,400.016 per Preferred Unit plus all accrued and unpaid dividends thereon.

              "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.



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              "Preferred Units" means the Preferred Units, as such term is defined in the Operating Agreement.

              "Preferred Option Agreement" means the Preferred Unit Replacement ISO Option Agreement, dated as of the date hereof, and between Holdings and the Executive.

              "Previous Agreement" means the Employment Agreement, dated as of March 17, 1998, by and between the Executive and the Company.

              "Public Offering" means any sale of securities of Holdings in an underwritten public offering.

              "Qualified Public Offering" means any sale, in an underwritten public offering registered under the Securities Act, of equity securities of Holdings having an aggregate value of at least $35 million.

              "Sale of Holdings" means the sale of Holdings, in a single transaction or a series of related transactions, to a third party (which is not an Affiliate of the Investor) pursuant to which such third party proposes to acquire all or substantially all of the outstanding Common Interests (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding Common Interests or otherwise) or all or substantially all of the consolidated assets of the Holdings.

              "Securities Act" means the Securities Act of 1933, as amended from time to time.

              "Securityholders Agreement" means the Amended and Restated Securityholders Agreement dated as of March 3, 1998 by and among the Company, the Investor and certain other parties thereto.

              "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation or a limited liability company, a majority of the total voting power of securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

              "Termination Year" means that fiscal year of the Company during which the Employment Period ends pursuant to the terms of Section 2(d) hereof.



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       2.     Employment.

              (a) Employment. The Company agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 2(d) (the "Employment Period").

              (b)    Position and Duties.

                     (i) Commencing on the date hereof and continuing during the Employment Period, the Executive shall serve as Vice President of Manufacturing of the Company under the supervision and direction of the President or the Board.

                     (ii) The Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness other than Disability) to the business and affairs of the Company. The Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. Subject to the provisions of Sections 3, 4 and 5 of this Agreement, nothing in this Section 2(b) will prevent the Executive from participating in reasonable charitable activities and personal investment activities so long as such activities shall not interfere with his performance of his obligations under this Agreement.

              (c)    Base Salary and Benefits.

                     (i) Base Salary. During the Employment Period, the Executive's base salary shall be $150,000.00 per annum (the "Base Salary"), which salary shall be paid by the Company in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding. The Executive's Base Salary will be subject to review on or about January 1 of each fiscal year during the Employment Period beginning January 1, 2002.

                     (ii) Executive Bonus Plan. For each fiscal year during the Employment Period, the Executive will be eligible to receive a bonus based on the Company's achievement of the Target EBITDA for such fiscal year. Target EBITDA for the Company shall be $10,400,000 for the period of July 1st through the end of fiscal year 2000 and for each subsequent fiscal year shall be determined by the Board no later than March 31st of such fiscal year.

                            (A)    Once the Board has determined (which
determination shall be made within thirty (30) days from the issuance of the Company's audited financial statements) the percentage of EBITDA achieved for such fiscal year as compared to the Target EBITDA for such fiscal year (the "Achieved EBITDA Percentage"), so long as the Achieved EBITDA Percentage for such fiscal year equals or exceeds 80%, the Executive shall be entitled to receive a bonus payment in an amount equal to the product of (x) the Bonus Multiple (as set forth opposite the Achieved EBITDA Percentage below), (y) 40% and (z) the Executive's Base Salary for such fiscal year (or, with respect to fiscal year 2000, the prorated portion of such Base Salary equal to the prorated portion of such fiscal year beginning July 1, 2000). The bonus payment shall be made within five



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(5) days of the Board's determination. The bonus payment shall be subject to customary withholding.

-----------------------------------------------------------------------
Achieved EBITDA Percentage                       Bonus Multiple
-----------------------------------------------------------------------
              80%                                       50%
-----------------------------------------------------------------------
             100%                                      100%
-----------------------------------------------------------------------
             110%                                      110%
-----------------------------------------------------------------------
             120%                                      120%
-----------------------------------------------------------------------
             130%                                      130%
-----------------------------------------------------------------------

                            (B)    Each Bonus Multiple set forth above shall
increase linearly as the Achieved EBITDA Percentage increases; therefore, so long as the Achieved EBITDA Percentage equals or exceeds 80%, in the event the actual Achieved EBITDA Percentage falls between any of the target Achieved EBITDA Percentages set forth above, the applicable Bonus Multiple shall be adjusted accordingly; provided, that in no event shall the Bonus Multiple exceed 130%. For example, (1) in the event the actual Achieved EBITDA Percentage is 90%, the Bonus Multiple shall be 75% or (2) in the event the actual Achieved EBITDA Percentage is 115%, the Bonus Multiple shall be 115%.

                     (iii) Benefits. In addition to the Base Salary and any bonuses payable to the Executive pursuant to Section 2(c)(ii), the Executive shall be entitled, during the Employment Period, to all benefits set forth on Schedule A hereto (the "Benefits").

                     (iv) Expenses. The Company shall reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company Group's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the requirements of the Company Group with respect to reporting and documentation of such expenses.

              (d) Term. The Employment Period shall end on June 30, 2003, subject to earlier termination (x) by reason of the Executive's death or Disability, (y) by resolution of the Board, with or without Cause or (z) upon the Executive's voluntary resignation with or without a Good Reason Event.

                     (i) If the Employment Period is terminated on or before June 30, 2003:

                            (A)    by resolution of the Board other than for
Cause or as a result of the Executive's voluntary resignation within 15 days of a Good Reason Event, the Executive shall be entitled to receive (1) all previously earned and accrued but unpaid Base Salary up to the date of such termination, (2) a portion of the bonus payment earned by the Executive during the Termination Year pro rated based on the number of days of the Termination Year prior to the date of termination, which such payment will be made when the bonus payments for such Termination Year are otherwise due, and (3) Base Salary and Benefits from the date of termination through the period that



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is the lesser of (x) the period ending on June 30, 2003 or (y) the period ending on the one year anniversary of the date of termination.

                            (B)    as a result of the Executive's death, the
Executive's estate shall be entitled to receive (1) all previously earned and accrued but unpaid Base Salary up to the date of such termination and (2) a portion of the bonus payment earned by the Executive during the Termination Year pro rated based on the number of days of the Termination Year prior to the date of termination due to the Executive's death, which such payment will be made when the bonus payments for such Termination Year are otherwise due, but shall not be entitled to any further Base Salary, bonus payments or Benefits for that year or any future year, or to any other severance compensation of any kind, nature or amount.

                            (C)    as a result of the Executive's Disability,
the Executive shall be entitled to receive (1) all previously earned and accrued but unpaid Base Salary up to the date of such termination, but shall not be entitled to any further Base Salary, bonus payments or Benefits for that year or any future year, or to any other severance compensation of any kind, nature or amount.

                            (D)    as a result of the Executive's voluntary
resignation other than within 15 days following a Good Reason Event, or by resolution of the Board for Cause, the Executive shall be entitled to all previously earned and accrued but unpaid Base Salary up to the date of such termination but shall not be entitled to any further Base Salary, bonus payments or Benefits for that year or any future year, or to any other severance compensation of any kind, nature or amount.

                     (ii)   Following the termination of the Employment Period:

                            (A)    the Executive agrees that: (1) the Executive
shall be entitled to the payments provided for in Section 2(d)(i)(A), if any, if and only if Executive has not breached as of the date of termination of the Employment Period the provisions of Sections 3, 4 and 5 hereof and does not breach such sections at any time during the period for which such payments are to be made and (2) the Company's obligation to make such payments will terminate upon the occurrence of any such breach during any such severance period.

                            (B)    any payments pursuant to
Sections 2(d)(i)(A)(1) shall be paid by the Company in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding, and following such payments none of the Company Group shall have any further obligation to the Executive pursuant to this Section 2(d) except as provided by law.

                     (iii) The Executive hereby agrees that except as expressly provided herein, no severance compensation of any kind, nature or amount shall be payable to the Executive and except as expressly provided herein, the Executive hereby irrevocably waives any claim for severance compensation.

                     (iv) Except as provided in Section 2(d)(i)(A) above, all of the Executive's rights to Benefits hereunder (if any) shall cease upon the termination of the Employment Period.



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                     (v)    The Executive has no obligation to seek or obtain
other engagements or employment to mitigate any damages to which the Executive may be entitled by reason of any termination of this Agreement pursuant to Sections 2(d)(i)(A). However, if the Executive obtains other engagements or employment of any nature and in any location, the total compensation actually earned by the Executive from such other employment or engagements during the period that he is to receive payments, if any, pursuant to Section 2(d)(i)(A) shall reduce any amounts which the Company would otherwise be required to pay the Executive under this Agreement.

       3. Confidential Information. The Executive acknowledges that the information, observations and data obtained by him while employed by the Company Group concerning the business or affairs of the Company Group, including any business plans, pricing information, sales figures, profit or loss figures, information relating to customers, clients, suppliers, sources of supply and customer lists ("Confidential Information") are the property of such member of the Company Group. Therefore, the Executive agrees that, except as required by law or court order, he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Executive's acts or omissions to act. The Executive shall deliver to the Company at the termination of such Executive's employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) and the business of the Company Group which he may then possess or have under his control.

       4. Inventions and Patents. The Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company Group's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive while employed by the Company Group ("Work Product") belong to such member of the Company Group. The Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

       5.     Noncompete, Nonsolicitation.

              (a) The Executive acknowledges that in the course of his employment with the Company he has become familiar, and he will become familiar, with the Company Group's trade secrets and with other Confidential Information and that his services have been and will be of special, unique and extraordinary value to the Company Group. Therefore, the Executive agrees that, during the time he is employed by the Company Group and during any applicable Post-Termination Period (the "Noncompete Period"), he shall not directly or indirectly own, operate, manage, control, participate in, consult with, advise, provide services for, or in any manner engage in any business (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) in competition with, or potential competition with, the businesses of the Company Group as such businesses exist or are in process on the date of the termination of the Executive's employment, within any geographical area in which the Company



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Group engages or plans to engage in such businesses. Nothing herein shall prohibit the Executive from being a passive owner of not more than 2% of the outstanding stock of a corporation which is publicly traded, so long as the Executive has no active participation in the business of such corporation. For purposes of this Section 5, "Post-Termination Period" means, as applicable: the period beginning on the date of termination through the later of (x) the last date on which the Executive is restricted pursuant to the provisions of the Representation and Noncompetition Agreement to be entered into between the Executive and Sleepmaster as of the date hereof and (y) the last date that the Executive receives any severance payments; provided that the Company may elect to extend the Post-Termination Period for an additional one year period by providing written notice to the Executive 30 days prior to the expiration of the Post-Termination Period and paying the Executive the Base Salary through the end of such additional one year period.

              (b) During the Noncompete Period, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company Group to leave the employ of the Company Group, or in any way interfere with the relationship between the Company Group and any employee thereof, including without limitation, inducing or attempting to induce any union, employee or group of employees to interfere with the business or operations of the Company Group, (ii) hire any person who was a key employee of the Company Group unless at least six months have elapsed since the termination of such key employee's employment with the Company Group, or (iii) induce or attempt to induce any customer, supplier, distributor, franchisee, licensee or other business relation of the Company Group to cease doing business with the Company Group, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company Group.

              (c) The Executive agrees that: (i) the covenants set forth in this Section 5 are reasonable in geographical and temporal scope and in all other respects, (ii) the Company Group would not have entered into this Agreement but for the covenants of the Executive contained herein, and (iii) the covenants contained herein have been made in order to induce the Company Group to enter into this Agreement.

              (d) If, at the time of enforcement of this Section 5, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

              (e) The Executive recognizes and affirms that in the event of his breach of any provision of Sections 3, 4 or this Section 5, money damages would be inadequate and the Company Group and the Investor would have no adequate remedy at law. Accordingly, the Executive agrees that in the event of a breach or a threatened breach by the Executive of any of the provisions of Sections 3, 4 or this Section 5, the Company Group, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).



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       6.     Repurchase Option on Executive Interests. In the event the
Executive ceases to be employed by the Company Group for any reason (the "Termination"), the Executive Securities (whether held by the Executive or one or more of the Executive's transferees) will be subject to repurchase by Holdings and the Investor (or its designees) pursuant to the terms and conditions set forth in this Section 6 (the "Repurchase Option").

              (a) The purchase price for each unit of Executive Securities will be the Fair Value for such unit; provided, that if the termination of the Employment Period is by (i) Holdings for Cause or (ii) by the voluntary resignation of the Executive (other than within 15 days following a Good Reason Event) prior to the third anniversary of the date hereof, then the purchase price for each unit of Executive Securities will be the Executive's Original Cost.

              (b) Holdings' board of advisors may elect to cause Holdings to purchase all or a portion of the Executive Securities by delivering written notice (the "Repurchase Notice") to the holder or holders of the Executive Securities within 90 days after the Termination. The Repurchase Notice will set forth the number of Executive Securities to be acquired from each holder, the aggregate consideration to be paid for such securities and the time and place for the closing of the transaction. The number of units of Executive Securities to be repurchased by Holdings shall first be satisfied to the extent possible from the Executive Securities held by the Executive at the time of delivery of the Repurchase Notice. If the number of units of Executive Securities then held by the Executive is less than the total number of units of Executive Securities Holdings has elected to purchase, Holdings shall purchase the remaining Executive Securities elected to be purchased from the other holder(s) of Executive Securities, pro rata according to the amount of such Executive Securities held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). The number of Executive Securities to be repurchased hereunder will be allocated among the Executive and the other holders of Executive Securities (if any) pro rata according to the number of units of Executive Securities to be purchased from such Persons.

              (c) If for any reason Holdings does not elect to purchase all of the units of Executive Securities that are subject to the Repurchase Option, pursuant to such Repurchase Option, the Investor (or its designees) shall be entitled to exercise the Repurchase Option for the Executive Securities Holdings has not elected to purchase (the "Available Securities"). As soon as practicable after Holdings has determined that there will be Available Securities, but in any event within 150 days after the Termination, Holdings shall give written notice (the "Option Notice") to the Investor (or its designees) setting forth the number of Available Securities and the purchase price for each of such Available Securities. The Investor (or its designees) may elect to purchase all, but not less than all, of the Available Securities by giving written notice to Holdings within 45 days after the Option Notice has been given by Holdings. As soon as practicable, and in any event within ten days after the expiration of the 45-day period set forth above, Holdings shall notify each holder of Executive Securities as to the number of Executive Securities being purchased from such holder by the Investor (or its designees) (the "Supplemental Repurchase Notice"). At the time Holdings delivers the Supplemental Repurchase Notice to the holder(s) of such Executive Securities, Holdings shall also deliver written notice to the Investor (or its designees) setting forth the number of Executive Securities which the Investor (or its designees) is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. For the avoidance of doubt, Holdings may



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not exercise its Repurchase Option unless Holdings and/or the Investor elect to purchase all of the Executive Securities that are subject to the Repurchase Option.

              (d) The closing of the purchase of the Executive Securities pursuant to the Repurchase Option shall take place on the date designated by Holdings in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be later than the 30th day after the delivery of the later of such notices to be delivered (or, if later, the 15th day after the Fair Value is finally determined) nor earlier than the fifth day after such delivery. Holdings and/or the Investor (or its designee) will pay for the Executive Securities to be purchased pursuant to the Repurchase Option by delivery of a certified or cashier's check or wire transfer of funds. The purchasers of Executive Securities hereunder will be entitled to receive customary representations and warranties from the sellers as to title, authority and capacity to sell.

              (e) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Securities by Holdings shall be subject to applicable legal restrictions. If any such restrictions prohibit the repurchase of Executive Securities hereunder which Holdings is otherwise entitled to make, Holdings may make such repurchases as soon as it is permitted to do so under such restrictions.

              (f) If a registration statement relating to Qualified Public Offering shall have been filed or a definitive agreement for the Sale of Holdings shall be entered into within six months of the consummation of the repurchase of Executive Securities pursuant to this Section 6, then with respect to each Executive Security sold by the Executive pursuant to this Section 6, the Executive shall be entitled to receive, at the time of consummation of the Qualified Public Offering or the Sale of Holdings, as the case may be, an amount equal to the difference, if any, between (i) the per unit consideration received by Holdings or the Investor in connection with the Qualified Public Offering or the Sale of Holdings, and (ii) the repurchase price of the Executive Securities, per unit paid to the Executive; provided, that if the termination of the Executive's employment with the Company is (A) by the Company for Cause or (B) as a result of the voluntary resignation of the Executive prior to the third anniversary date of the date hereof (other than within 15 days following a Good Reason Event) this Section 8(f) shall not apply.

       7.     Restrictions on Transfer.

              (a) If certificated, the Executive Securities will bear the following legend:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EMPLOYMENT AND MANAGEMENT SECURITIES

              AGREEMENT BETWEEN THE ISSUER AND THE SIGNATORY THERETO DATED AS OF JUNE 30, 2000. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

              (b) No holder of Executive Securities may sell, transfer or dispose of any units of Executive Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to Holdings an opinion of counsel (reasonably acceptable in form and substance to Holdings, which opinion requirement may be waived by Holdings), that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

              (c) Each holder of Executive Securities agrees not to effect any sale or distribution of any Executive Securities or other equity securities of Holdings, or any securities convertible into or exchangeable or exercisable for any of Holdings's equity securities, during the seven days prior to and the 120 days (or, subject to the requirements of the underwriters, up to 180 days) after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by Holdings.

              (d) The Executive acknowledges that the Executive Securities, when issued, will be subject to additional restrictions contained in the Securityholders Agreement.

       8. Representations and Warranties of the Holdings. Holdings hereby represents and warrants to the Executive that the issued and outstanding units of Holdings consist of (i) 8,511.22 units of Class A Common, (ii) no units of Class B Common, (iii) 7,667.24 units of Class C Common, and (iv) 37,606.10 units of Preferred Units. All of the outstanding units of Holdings' are validly issued, fully paid and nonassessable.

       9. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient with telephonic confirmation by the sending party. Such notices, demands and other communications will be sent to the address indicated below:

              To the Company:

                     Crescent Sleep Products Company
                     P.O. Box 5386
                     4510 Weybridge Lane
                     Suite 200
                     Greensboro, NC  27407
                     Attention:  President
                     Telecopy No.:  (336) 294-1679

                     With copies to:

                     Sleepmaster L.L.C.
                     2001 Lower Road
                     Linden, NJ  07036
                     Attention:  President
                     Telecopy No.:  (908) 381-4455

                     Citicorp Venture Capital, Ltd.
                     399 Park Avenue
                     14th Floor
                     New York, NY  10043
                     Attention:  Mr. John Weber
                     Telecopy No.:  (212) 888-2940

                     Kirkland & Ellis
                     Citicorp Center
                     153 East 53rd Street
                     New York, NY  10022
                     Attention:  Kimberly P. Taylor, Esq.
                     Telecopy No.:  (212) 446-4900

              To any other Member of the Company Group or the Investor:

                     c/o Sleepmaster L.L.C.
                     2001 Lower Road
                     Linden, NJ  07036
                     Attention:  President
                     Telecopy No.:  (908) 381-4455

                     With copies to:

                     Citicorp Venture Capital, Ltd.
                     399 Park Avenue
                     14th Floor
                     New York, NY  10043
                     Attention:  Mr. John Weber
                     Telecopy No.:  (212) 888-2940

                     Kirkland & Ellis
                     Citicorp Center
                     153 East 53rd Street
                     New York, NY  10022
                     Attention: Kimberly P. Taylor, Esq.
                     Telecopy No.:  (212) 446-4900

              To the Executive:

                     c/o Crescent Sleep Products Company
                     P.O. Box 5386
                     4510 Weybridge Lane
                     Suite 200
                     Greensboro, NC  27407
                     Attention:  Thomas Sanfilippo
                     Telecopy No.:  (336) 294-1679

                     Schell, Bray, Aycock, Abel & Livingston
                     230 North Elm St.
                     Suite 1500
                     Greensboro, NC  27401
                     Attention:  Doris Bray, Esq.
                     Telecopy No.:  (336) 370-8830

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

       10.    Miscellaneous.

              (a) Transfers in Violation of Agreement. Any transfer or attempted transfer of any Executive Securities in violation of any provision of this Agreement shall be null and void, and Holdings shall not record such transfer on its books or treat any purported transferee of such Executive Securities as the owner of such securities for any purpose.

              (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

              (c) Complete Agreement. This Agreement, the Joinder Agreement, the Securityholders Agreement and the Merger Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the Previous Agreement.

              (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

              (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive, the Company Group, and the Investor and their respective successors and assigns (including subsequent holders of Executive Securities); provided that the rights and obligations of the Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Securities hereunder.

              (f) Third Party Beneficiary. This Agreement is intended for the benefit of, and will be enforceable by, the Investor.

              (g) GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NORTH CAROLINA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NORTH CAROLINA; PROVIDED, THAT ANY QUESTIONS REQUIRING INTERPRETATION OF THE LAWS GOVERNING LIMITED LIABILITY COMPANIES SHALL BE GOVERNED BY THE NEW JERSEY LIMITED LIABILITY COMPANY ACT.

              (h) Remedies. Each of the parties to this Agreement (including the Investor) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

              (i) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the Executive and the Investor.




                                    * * * * *

              IN WITNESS WHEREOF, the parties hereto have executed this Employment and Management Securities Agreement as of the date first written above.

                                   SLEEPMASTER HOLDINGS L.L.C.

                                   By:    /S/ James P. Koscica
                                          --------------------
                                   Name:  James P. Koscica
                                   Title: Executive Vice President


                                   SLEEPMASTER L.L.C.

                                   By:    /S/ James P. Koscica
                                          --------------------
                                   Name:  James P. Koscica
                                   Title: Executive Vice President


                                   CRESCENT SLEEP PRODUCTS COMPANY

                                   By:    /S/ James P. Koscica
                                          --------------------
                                   Name:  James P. Koscica
                                   Title: Executive Vice President



                                   /S/ Thomas Sanfilippo
                                   ---------------------
                                   THOMAS SANFILIPPO




Agreed and Accepted:

SLEEP INVESTOR L.L.C.


By: /S/ James P. Koscica
    --------------------
Name:
Title:

                                                                      SCHEDULE A

                                EMPLOYEE BENEFITS

Life & Supplemental Insurance and Accidental Death & Dismemberment

Health and Dental Insurance

Section 125 Plan for Health and Dental Insurance

Long Term Care

Long Term Disability

Short Term Disability

Profit Sharing Plan

Vacation Pay and Holiday Pay

Car Allowance and car expenses. The Company pays for gas, service and repairs.

Promotional trip and spouses travel with customers on these trips.

Travel and Entertainment Expenses: Executive is reimbursed for company-related travel and entertainment expenses, subject to customary reporting requirements.

Company-related expenses: The Company reimburses Executive for all company-related expenses, subject to customary reporting requirements.

                    ALL BENEFITS PROVIDED TO THE EXECUTIVE
                    SHALL BE SUBSTANTIALLY EQUIVALENT IN THE
                    AGGREGATE TO THE BENEFITS PROVIDED BY
                    CRESCENT SLEEP PRODUCTS COMPANY
                    IMMEDIATELY PRIOR TO THE DATE HEREOF.


                               Schedule A, Page 1